Exhibit 99.2

Georgia-Pacific Mt. Holly LLC

(A Business of Georgia-Pacific LLC)

Combined Financial Statements

For the Three Months Ended March 31, 2021

Georgia-Pacific Mt. Holly LLC

(A Business of Georgia-Pacific LLC)

GEORGIA-PACIFIC MT. HOLLY LLC

(A Business of Georgia-Pacific LLC)

Combined Balance Sheet

As of March 31, 2021

(Dollars in thousands)

	Notes	March 31, 2021
		(unaudited)
ASSETS
Current assets:
Accounts receivable, net	2	$11,474
Inventories	3	7,745
Other current assets	4	1,800
Total current assets		21,019
Property, plant and equipment, net	5	92,576
Goodwill	6	20,057
Total assets		$133,652
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	8	$2,603
Other current liabilities		515
Total current liabilities		3,118
Other liabilities		69
Deferred income taxes		13,936
Total liabilities		17,123
Parent company net investment		116,529
Total liabilities and Parent company net investment		$133,652

The accompanying notes are an integral part of the combined financial statements.

GEORGIA-PACIFIC MT. HOLLY LLC

(A Business of Georgia-Pacific LLC)

Combined Statement of Operations

Three Months Ended March 31, 2021

(Dollars in thousands)

		First Three Months
	Notes	2021
		(unaudited)
Sales and operating revenues	9	$20,957
Costs and operating expenses
Cost of sales	10	15,874
Selling, general and administrative	1, 8	2,077
Depreciation	5	1,341
Total costs and operating expenses		19,292
Income from operations		1,665
Income tax expense	7	408
Net income		$1,257

The accompanying notes are an integral part of the combined financial statements.

GEORGIA-PACIFIC MT. HOLLY LLC

(A Business of Georgia-Pacific LLC)

Combined Statement of Equity

Three Months Ended March 31, 2021

(Dollars in thousands)

March 31, 2021
(unaudited)
January 1, 2021	$114,335
Net income	1,257
Net transfer to Parent	937
March 31, 2021	$116,529

The accompanying notes are an integral part of the combined financial statements.

GEORGIA-PACIFIC MT. HOLLY LLC

(A Business of Georgia-Pacific LLC)

Combined Statement of Cash Flow

Three Months Ended March 31, 2021

(Dollars in thousands)

First Three Months
2021
(unaudited)
Cash flows from operating activities
Net income	$1,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,341
Deferred tax provision	73
Net change in operating assets and liabilities
Accounts receivable	(277)
Inventories	(266)
Accounts payable	(2,881)
Other working capital	(595)
Change in other assets and other liabilities	(128)
Net cash used in operating activities	(1,476)
Cash flows from investing activities
Capital expenditures	539
Net cash provided by investing activities	539
Cash flows from financing activities
Net transfers from Parent Company	937
Net cash provided by financing activities	937
Net change in cash and cash equivalents	—
Cash and cash equivalents, beginning of year	—
Cash and cash equivalents, end of year	$—

The accompanying notes are an integral part of the combined financial statements.

GEORGIA-PACIFIC MT. HOLLY LLC

(A Business of Georgia-Pacific LLC)

Notes to Combined Financial Statements

NOTE 1. FORMATION AND BASIS OF PRESENTATION

Georgia-Pacific Mt. Holly LLC (the "Business" or "Mt. Holly") is a wholly-owned business of Georgia-Pacific LLC, a Delaware limited liability company ("Georgia-Pacific", "GP" or the "Parent"). The Parent is a wholly-owned subsidiary of Koch Industries, Inc. ("Koch" or "KII").

Description of the Business

The Business is part of the non-wovens industry and manufactures airlaid substrate used in everyday applications like wipers, baby wipes, napkins, and medical applications. The products are composed of fluff pulp, synthetic fibers, latex binders, and natural binders combined in a web using air instead of water.

The non-wovens industry refers to a manufacturing process where fibers are laid on top of one another or integrated with a method other than using a fiber loom. Non-wovens can be broken down into two major segments: disposable and durable products.

The Business consists of a nonwovens manufacturing facility located in Mt. Holly, North Carolina and research and development pilot center located in Memphis, Tennessee.

On January 5, 2021, Georgia-Pacific entered into a binding Share Purchase Agreement with Glatfelter Corporation which contemplates the purchase of substantially all of the assets used in Georgia-Pacific's non-wovens business, including the manufacturing assets, research and development assets, and business employees. The research and development pilot center in Memphis has been purchased and the buildings have been leased from GP Cellulose to Glatfelter Corporation. The sale of the non-wovens business to Glatfelter Corporate closed on May 13, 2021.

Basis of Presentation and Combination

The accompanying combined financial statements of the Business are presented in accordance with United States ("US") generally accepted accounting principles ("GAAP"). The Business is an integrated business of the Parent and is not a stand-alone entity. The accompanying combined financial statements have been derived from historical accounting records of the Parent. The historical operating results and cash flows of the Business may not be indicative of what they would have been had the Business been a stand-alone entity, nor are they necessarily indicative of what the operating results and cash flows may be in the future.

The Parent company net investment in the Business's operations is shown in lieu of stockholder's equity in the combined financial statements. The combined financial statements of the Business include all of the assets, liabilities, revenue, expenses, and cash flows of the Business, as well as expenses allocated deemed reasonable by management, to present the combined balance sheets, statement of operations, statement of changes in the Parent company net investment, and cash flows on a stand-alone basis. The combined financial statements only include assets and liabilities that are specifically identifiable or otherwise attributable to the Business.

Preparation of the combined financial statements included making certain adjustments necessary to reflect all costs of doing business to present the historical records on a basis as if the Business had been a separate stand-alone entity. As a result, the combined statement of operations includes allocations of certain corporate costs from the Parent incurred on its behalf, as well as division costs from the Consumer Products division within the Parent. Direct costs that are specifically identifiable to the Business have been fully reflected in the combined statement of operations and include, but are not limited to, sales and marketing, business and operation management, research and development, transportation and customer service. The remaining corporate-level and division-level costs are being allocated to the Business using a number of allocation metrics including headcount, estimated percentage of time utilized by the Business, capital employed and others. Corporate costs include finance and accounting, human resources, information technology, compliance, procurement, general counsel, and other costs. Division-level costs include general and administrative, operations, engineering, finance and accounting, human resources, information technology and other costs. The Business believes the methodologies applied for the allocation of these costs are reasonable.

The preparation of the combined financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and related footnotes. Actual results could differ from those estimates.

The Business's employees participate in defined contribution plans and defined benefit plans (the "Plans") sponsored by the Parent. These Plans have been accounted for by the Business as multi-employer plans as discussed in Note 8.

All significant intercompany accounts and transactions within the Business have been eliminated in the accompanying combined financial statements.

The Parent uses a centralized approach to cash management and financing its operations. Accordingly, cash, cash equivalents, debt, and related interest expense resulting from transactions with the Parent have not been reflected in the combined financial statements, as such transactions between the Parent and the Business are accounted for through the Parent company net investment account. See Note 8 for further discussion.

Transactions between the Parent and the Business are deemed to have been settled immediately through the Parent company net investment account. Specifically, all charges and allocations of cost for the facilities, functions, and services performed by the Parent have been deemed paid by the Business to the Parent, in cash, in the period in which the cost was recorded in the combined statement of operations. The Business reflects all intercompany transactions with the Parent as being settled at the time of the transaction in the combined statement of cash flows.

Accounting Policies

Significant accounting policies are discussed throughout the notes to the combined financial statements.

Recent Accounting Pronouncements

Adopted Pronouncements

In December 2019, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistency in application and simplification by clarifying and amending existing guidance. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The standard is effective for the Business beginning in 2022, with early adoption permitted. The Business early adopted this standard in 2020.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other- Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement, which addresses the accounting for implementation costs for hosting arrangements that are service contracts. The Business early adopted this standard in 2020. The guidance did not have a material impact on the combined financial statements.

Pronouncements Not Yet Adopted

In March 2021, the FASB issued ASU 2021-03, Intangibles-Goodwill and Other (Topic 350) which allows an entity within the scope of the guidance as a policy election, not to monitor for goodwill impairment triggering events during the reporting period and, instead, to evaluate the facts and circumstances as of the end of the reporting period to determine whether it is more likely than not that goodwill is impaired. The Business is still in the process of evaluating the impact of this new accounting guidance and is unable to reasonably determine the effect of implementing this guidance on the results of operations or cash flows at present.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) which provides temporary, optional guidance to ease the potential burden in accounting for reference rate reform as the London Interbank Offered Rate ("LIBOR") will no longer be published. The standard is available for the Business in 2020 through 2022. The Business is currently evaluating the impact of adopting this standard.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, to provide more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by reporting entities. The update replaces the incurred loss impairment methodology in current US GAAP with a methodology that reflects expected losses and requires consideration of a broader range of reasonable and supportable information to inform credit losses estimates. The guidance is effective for annual and interim reporting periods beginning after December 15, 2022. Early adoption is not permitted. The Business is currently evaluating the impact of adopting this standard.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) to increase transparency and comparability of leases. The new standard establishes a right-of-use ("ROU") model that requires a lessee to record an ROU asset and lease liability for all leases with terms longer than twelve months. The standard will be effective for the Business beginning after December 15, 2021 and must be applied using a modified retrospective approach, with certain practical expedients available. Early adoption is permitted. The Business is still in the process of evaluating the impact of this new accounting guidance and is unable to reasonably determine the effect of implementing this guidance on the results of operations or cash flows at present.

NOTE 2. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net was $11,474 thousand as of March 31, 2021.

The Business believes that the carrying amounts of accounts receivable approximate fair value due to their short- term maturities.

An allowance for doubtful accounts is established based on the Business's collection experience and its assessment of the collectability of specific accounts. The Business evaluates the collectability of accounts based on a combination of factors. The allowance is adjusted when the Business becomes aware of changes in a specific customer's ability to meet its financial obligations or as a result of changes in the overall aging of accounts receivable. Accounts receivable are charged off against the allowance for doubtful accounts when it is probable that the receivable will not be recovered. No allowance existed at March 31, 2021.

Concentration of Credit Risk

The Business's top five external customers, excluding non-Business Parent facilities, accounted for 76% of sales during the quarter ended March 31, 2021. Two of these top customers individually accounted for 55% and 11%, of sales for the quarter ended March 31, 2021. If any one of the Business’s significant customers reduces, delays, or cancels substantial orders for any reason, the Business’s results of operations could be negatively affected, particularly for the period in which the delay or cancellation occurs.

NOTE 3. INVENTORIES

Inventories are valued at the lower of cost or market ("LCM") and are summarized as follows (in thousands):

March 31, 2021
(unaudited)
Finished goods	$3,628
Raw materials	4,117
Total inventories	$7,745

Inventory Valuation

Inventory values include the costs of materials, labor, and manufacturing overhead. The last-in, first-out ("LIFO") method was used to determine the cost of substantially all inventories as of March 31, 2021. The cost of other inventories is determined using the first-in, first-out method or weighted-average cost.

NOTE 4. STOREROOM SUPPLIES

Storeroom supplies represent equipment spare parts used at the Business’s manufacturing locations. These supplies are valued using weighted-average cost and are expensed when consumed. Storeroom supplies are classified as current assets, as they exist for usage in current operations. Total storeroom supplies included in "Other current assets" in the accompanying combined balance sheets as of March 31, 2021 of $1,405.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT

Major classes of property, plant, and equipment consisted of the following as of March 31 (in thousands):

	Estimated Useful Life	March 31, 2021
	(in years)	(unaudited)
Machinery and equipment	3 – 15	$81,780
Buildings	20 – 30	38,629
Construction in progress		7,438
Property, plant and equipment, at cost		127,847
Accumulated depreciation		(35,271)
Property, plant and equipment, net		$92,576

Replacements of major units of equipment are capitalized, and the replaced properties are retired.

Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. For the three months ended March 31, 2021, depreciation expense was $1,341 thousand.

Upon retirement or disposition of assets, cost and accumulated depreciation are removed from the related accounts and any gain or loss is included in "Loss on sale of assets" in the combined statement of operations.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing net book value to projected future undiscounted cash flows. If undiscounted net cash flows are less than the net book value, the recognized impairment is measured by the excess net book value over fair value. Fair values are based upon appraisals or estimates of discounted future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Business recorded no impairments of property, plant and equipment during the quarter ended March 31, 2021.

NOTE 6. GOODWILL

The carrying amount of goodwill was $20,057 thousand as of March 31, 2021. Goodwill pushed down from the Parent's acquisition of the Business was initially recorded at fair value and is not amortized, but is reviewed for impairment at least annually or more frequently if impairment indicators are present. In assessing the recoverability of goodwill, the Business makes estimates and assumptions about sales, margins, working capital and capital expenditure levels, growth rates and discount rates based on the Business's forecasts, plans, economic projections, anticipated future cash flows and marketplace data. The business is cyclical, and therefore, the estimates of future activities reflect estimates of the longer term business cycle. Actual results may differ materially from the estimates and assumptions made. Unexpected, significant or prolonged declines in operating results, the divestiture of a significant component, failure to execute on certain operating efficiencies or a prolonged downturn in the market could adversely impact future goodwill recoverability assessments and result in non-cash impairment charges.

When the fair value of the Business is less than the carrying amount, the Business may be required to reduce the amount of goodwill through a charge to earnings. Fair value is estimated primarily based on projected discounted cash flows. No goodwill impairments were required in the quarter ended March 31, 2021.

NOTE 7. INCOME TAXES

The income tax provision for the first quarter of 2021 reflects an effective tax rate of 23.66%, compared to an effective rate of 23.51% for the comparable period in the prior year. The increase in the effective rate is primarily due to higher pre-tax income for the first quarter of 2021. The effective tax rate in both periods are affected by recurring items, including tax credits and permanent tax adjustments. There were no significant changes to the Company’s uncertain tax positions.

NOTE 8. RELATED-PARTY TRANSACTIONS

Historically, the Business has been managed and operated in the normal course of business with other businesses of the Parent. Accordingly, certain shared costs have been allocated to the Business and reflected as expenses in the accompanying combined financial statements. Management of the Parent and the Business consider the allocation methodologies used to be reasonable and appropriate reflections of the historical Parent expense attributable to the Business for purposes of the combined financial statements; however, the expenses reflected in the combined financial statements may not be indicative of the actual expenses that would have been incurred during the period presented if the Business historically operated as a separate, standalone business. In addition, the expenses reflected in the combined financial statements may not be indicative of related expenses that will be incurred in the future by the Business.

Cash Management and Financing

The Business participates in the Parent's centralized cash management and financing programs. Disbursements are made through centralized accounts payable systems that are operated by the Parent. Cash receipts are transferred to centralized accounts, also maintained by the Parent. As cash is disbursed and received by the Parent, it is accounted for by the Business through the Parent company's net investment account. All obligations are financed by the Parent and financing decisions for wholly- and majority-owned operations are determined by central Parent treasury operations. As a result, all principal and interest not directly attributable to the Business remains with the Parent.

Allocated Costs

The allocated corporate and division-level costs included in "Cost of sales" and "Selling, general, and administrative" in the accompanying combined statement of operations were $2,510 thousand for the three months ended March 31, 2021.

Related-Party Transactions - Parent

From time to time the Business purchases raw materials and sells products to various non-Business Parent facilities. Sales to non-Business Parent facilities for the three months ended March 31, 2021 was $786 thousand. Purchases from non-Business Parent facilities was $4,544 thousand for the three months ended March 31, 2021. These sales and purchases are based on transfer prices in existence at the time and may or may not reflect the market value of the products and are included in "Sales and operating revenue" and "Cost of sales" in the accompanying combined statement of operations.

The Business has a ground lease with the Parent for the land under its North Carolina facility. The rent expense was $59 thousand as of March 31, 2021 and is included in "Cost of sales" in the accompanying combined statement of operations.

Related-Party Transactions - KII

From time to time the Business purchases raw materials from various subsidiaries of KII. Purchases from KII and its subsidiaries were immaterial as of March 31, 2021. These purchases are included within "Cost of sales" in the accompanying combined statement of operations. Payables to KII was $81 thousand at March 31, 2021, and are included in "Accounts payable" in the accompanying combined balance sheet.

Workers Compensation

The Parent has a high deductible workers' compensation insurance policy that limits its exposure to significant claims. Provisions for expected losses are recorded based on the Parent's estimates, on a discounted basis, of the aggregate known claims and estimated claims incurred but not reported. These estimates are based on the aggregate uninsured claims incurred using certain actuarial assumptions and loss development factors followed by the insurance industry and historical experience. The Parent and Business also have an extensive safety program in place to minimize its exposure to workers compensation losses.

The Parent purchases deductible-reimbursement insurance policies from Emerald Insurance Company, LLC, an affiliate and wholly-owned subsidiary of KII, to insure workers' compensation risk not covered by its third-party insurer. As the Business is not ultimately liable for these workers compensation claims, the accompanying combined balance sheet does not reflect any assets for policy reimbursement or liabilities for claims, only the expected losses and allocated costs of insurance are recognized. As discussed in Note 1, transactions between the Parent and the Business are deemed to have been settled immediately through the Parent company net investment account.

Defined Benefit Pension Plans

The Parent sponsors two U.S. noncontributory defined benefit pension plans in which employees of the Business participate: one covering salaried employees and the other covering hourly employees. Salaried employees and non- union hourly employees who are eligible for salaried benefits hired after January 1, 2006 do not participate in the salaried pension plan but receive additional benefits through the Parent's defined contribution plan (see section "Defined Contribution Plans" below). Salaried employees and non-union hourly employees who are eligible for salaried benefits hired before January 1, 2006 continue to accrue benefits under the salaried pension plan. Benefits under this plan primarily accumulate based upon compensation and age. Benefits under the noncontributory defined benefit pension plan for hourly employees primarily accumulate based upon years of service.

These plans are accounted for as multi-employer benefits plans in the accompanying combined financial statements and, accordingly, the combined balance sheet does not reflect any assets or liabilities related to these plans. Our combined statement of operations includes expense allocations for these benefits. All funding requirements have been made by the Parent. As discussed in Note 1, transactions between the Parent and the Business are deemed to have been settled immediately through the Parent company net investment account.

Pension expense related to these plans for the quarter ended March 31, 2021 was $18 thousand.

Defined Contribution Plans

Parent sponsors two qualified defined contribution plans to provide eligible employees with additional income upon retirement. Salaried employees and non-union hourly employees who are eligible for salaried benefits hired on or after January 1, 2006 receive an additional contribution to the salaried defined contribution plan instead of participating in the defined benefit pension plan. The Parent's contributions to the plans are based on employee contributions and compensation. Contributions for employees of the Business for the three months ended March 31, 2021 was $201 thousand. As these costs are directly attributable to the Business, they are not included in the allocations in this note.

NOTE 9. SALES AND OPERATING REVENUES

Revenue Recognition

The Business recognizes revenue when performance obligations identified under the terms of contracts with its customers are satisfied. The majority of the Business's revenue is recognized at a point in time when control of the related goods is transferred to the customer. Control is transferred at the point at which the customer has the ability to direct the use of or obtain substantially all of the remaining benefits from the good or service.

For sales transactions where the Business does not control the goods during shipment, revenue is recognized at the time of shipment when control has transferred, and performance obligations have been satisfied. For sales transactions where the Business controls the goods during shipment, revenue is recognized upon delivery to the customer when control has transferred.

The Business sales contracts provide customers with goods and services in exchange for consideration specified under the contracts. Expected consideration (and therefore revenue) is allocated to goods based on standalone selling price and reflects reductions for allowances, rebates, volume discounts and other incentives. The Business considers the constraint on variable consideration when recognizing revenue and recognizes revenue based on the most likely amount. The Business records taxes collected from customers on behalf of government authorities, such as sales taxes, on a net basis.

Typical payment terms for product sales range from 30 to 90 days after the Business has satisfied its performance obligation.

NOTE 10. COST AND OPERATING EXPENSES

Cost of sales consist primarily of raw materials, freight, manufacturing costs (fixed costs, variable costs, energy and utilities costs), and maintenance expenses. Fixed costs include operating employee wages, supplies, contracted services, and other miscellaneous costs necessary to operate and maintain the manufacturing facilities.

Shipping and Handling Costs

Shipping and handling costs are included within "Cost of sales" in the accompanying combined statement of operations.

Research and Development Costs

Research and development costs are expensed as incurred and are included within "Selling, general and administrative" in the accompanying combined statement of operations and totaled $246 thousand as of March 31, 2021.

NOTE 11. SUBSEQUENT EVENTS

The Business has evaluated the events and transactions that occurred from April 1, 2021 to June 8, 2021, the date these financial statements were issued. No events occurred subsequent to the reporting date and the date these financial statements were issued that would materially impact the combined financial statements.